UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 15, 2006

United America Indemnity, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-50511	98-0417107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Walker House, 87 Mary Street, P.O. Box 908GT, Cayman Islands, Cayman Islands		None
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(345) 949-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 15, 2006, the Compensation Committee of the Company modified certain aspects of the Company’s Integration Bonus Plan (the "Plan").

First, the Compensation Committee revised the definition of the "Merger Price" from $15.375 per share to $17.89 per share. This change corrects a typographical error contained within the Plan.

Second, the Compensation Committee approved an award of an Annual Integration Bonus relating to the 2006 fiscal year to the Plan Participants who were employed by Penn-America Group, Inc. as of February 15, 2006 (the "Current Plan Participants"). Such awards would have otherwise been determined and paid in full following the 2006 fiscal year. The decision by the Compensation Committee to modify the determination and award of the 2006 Annual Integration Bonus was based on: (i) the Compensation Committee’s recognition of the earlier-than-anticipated consolidation of the Company’s U.S. insurance operations, (ii) the Compensation Committee’s determination that the Penn-America Group, Inc. performance targets contained in the Plan for the 2006 Bonus Determination Year were no longer appropriate performance targets on which to base plan awards given the earlier–than-anticipated consolidation, and the fact that the 2006 targets were exceeded in 2005, and (iii) the Compensation Committee’s desire to achieve parity among the Current Plan Participants and other executives of the Company entitled to receive awards of stock based on time versus performance-based vesting. Therefore, the Compensation Committee eliminated the performance criteria relating to the 2006 Bonus Determination Year, and instead granted restricted stock to the Current Plan Participants, which will vest at the rate 20% on each of 2/15/2007 and 2/15/2008 and 60% on 2/15/2009, subject to certain employment-related requirements. Although the Current Plan Participants were granted restricted stock earlier than they otherwise would have, the restricted stock vests over time as set forth above. Under the original terms of the Plan, the granted stock would have vested immediately.

It is expected that conforming changes will also be made to the Current Plan Participants’ employment agreements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United America Indemnity, Ltd.

February 22, 2006	By:	Kevin L. Tate

Name: Kevin L. Tate
Title: Chief Financial Officer